EXHIBIT 5.1

2400 Chase Square
Rochester, NY 14604

                      OPINION AND CONSENT OF BOYLAN, BROWN,
                           CODE, VIGDOR & WILSON, LLP

                                                                January 19, 2005

IEC Electronics Corp.
105 Norton Street
Newark, NY  14513

      Re: Registration Statement on Form S-8 for the IEC Electronics Corp. 2001 Stock Option and Incentive Plan, as amended.

Ladies and Gentlemen:

      We have acted as counsel to IEC Electronics Corp., a Delaware corporation (the "Registrant"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Registrant to be filed with the Securities and Exchange Commission (the "Commission") on or about January 21, 2005 with respect to the registration under the under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares the Registrant's Common Stock, $.01 par value per share (the "Shares"), issuable from time to time pursuant to the IEC Electronics Corp. 2001 Stock Option and Incentive Plan (the "Plan").

      We have examined, among other things, the Registration Statement and the originals or certified copies of such corporate records, certificates of officers of the Registrant and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

      The opinion expressed below is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion herein concerning any other law.

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      Based upon the  foregoing,  subject to the  assumptions  stated  above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Registrant of the Shares pursuant to the Plan has been duly authorized and (ii) when issued and delivered by the Registrant in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,

                                /s/ Boylan, Brown, Code, Vigdor & Wilson, LLP
                                ---------------------------------------------

                                             BOYLAN, BROWN, CODE,
                                             VIGDOR & WILSON, LLP